UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	April 5, 2017

RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000

San Diego, California 92126-4202

(Address of Principal Executive Offices)

(858) 549-6340

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 5, 2017, the Board of Directors of RF Industries, Ltd. (the “Company”) adopted corporate goals for the determination of cash bonuses to be paid to Mark Turfler, the Company’s Chief Financial Officer, for the 2017 fiscal year. The target bonus payable to Mr. Turfler is 40% of his 2017 base salary. The cash bonus that Mr. Turfler can receive will be based upon (i) the Company’s subjective determination of his performance (30% of the bonus) and (ii) the achievement by the Company of certain EBITDA targets for the fiscal year ended October 31, 2017 (70% of the bonus). Mr. Turfler’s base salary for fiscal 2017 is $170,000. The Board and the Compensation Committee reserve the right to modify these goals and criteria at any time, to pay bonuses greater than the target percentages, and to grant bonuses even if the performance goals are not met.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 7, 2017	By: /s/ Howard Hill Howard Hill Interim Chief Executive Officer